The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)

Registration No. 333-231902-01

Subject to Completion

Preliminary Prospectus Supplement dated August 7, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated July 31, 2019)

Lloyds Bank plc

$                         % Senior Notes due 2022

From and including the date of issuance, interest will be paid on the                   % senior notes due 2022 (the “Senior Notes”). The interest for the Senior Notes will be paid semi-annually in arrears on February          and August         of each year, commencing on February            , 2020. The Senior Notes will bear interest at a rate of            % per year.

The Senior Notes will be issued in denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of Lloyds Bank plc (“Lloyds Bank”) or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Bank or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner of the Senior Notes, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee (as defined below) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

We may redeem the Senior Notes, in whole, but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement and accompanying prospectus. We intend to apply to list the Senior Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and as incorporated by reference herein.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to us (before expenses)
Per Senior Note	%	%	%
Total for Senior Notes	$	$	$

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Senior Notes will accrue from the date of issuance, which is expected to be August    , 2019. See “Underwriting”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Senior Notes. In addition, Lloyds Securities Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Senior Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Lloyds Securities Inc. or another of our affiliates, unless we or our agent informs you otherwise in your confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

We expect that the Senior Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants including Clearstream Banking, S.A. (“Clearstream Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about August    , 2019.

Joint Bookrunning Managers

Citigroup	J.P. Morgan	Lloyds Securities	Wells Fargo Securities

Prospectus Supplement dated August          , 2019

Table of Contents

Prospectus Supplement

 ____________________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

S-i

About this Prospectus Supplement

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our” and “Lloyds Bank” mean Lloyds Bank plc;

•	“Lloyds Bank Group” means Lloyds Bank plc together with its subsidiaries and associated undertakings ;

•	“Group” refers to Lloyds Banking Group plc, together with its subsidiary and associated undertakings;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds sterling”, “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

Incorporation of Information by Reference

We file annual, semi-annual and special reports and other information with the Securities and Exchange Commission. The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone +44 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

S-ii

IMPORTANT INFORMATION

MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Senior Notes has led to the conclusion that: (i) the target market for the Senior Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Senior Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Senior Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Senior Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of sales to EEA retail investors – the Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Singapore SFA Product Classification - In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Senior Notes are `prescribed capital markets products' (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Senior Notes” below shall have the same meanings in this summary.

The Issuer

Lloyds Bank plc was incorporated under the laws of England and Wales on April 20, 1865 (registration number 2065). Lloyds Bank’s registered office is at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 207 626 1500. Lloyds Bank plc is a wholly owned subsidiary of Lloyds Banking Group plc. On September 23, 2013, Lloyds Bank changed its name from Lloyds TSB Bank plc to Lloyds Bank plc.

The Senior Notes

Issuer	Lloyds Bank plc
Senior Notes	$ aggregate principal amount of % senior notes due 2022 (the “Senior Notes”).
Issue Date	August , 2019
Maturity	We will pay the Senior Notes at 100% of their principal amount plus accrued interest on August , 2022.
Interest Rate	The Senior Notes will bear interest at a rate of % per annum.
Interest Payment Dates	Every February and August , commencing on February , 2020.
Regular Record Dates	Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a business day.
Business Day Convention	Following, unadjusted
Day Count Basis	30/360
Ranking	The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu, with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.
Events of Default, Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall result if:

•      any payment of principal or interest in respect of the Senior Notes is not paid within 14 days from the due date for payment and such payment is not duly paid within 14 days following written notice requiring the payment to be made;

•      any default in the performance or breaches of any covenant or warranty of the Indenture (as defined herein) (other than as stated above with respect to payments due) and such default continues for 60 days of receipt of written notice requiring the breach to be remedied; or

•      an English court of competent jurisdiction makes an order which is not successfully appealed within 30 days or an effective shareholders’ resolution is validly adopted, for the winding-up of Lloyds Bank, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest on the Senior Notes of that series.

For further details, see “Description of the Senior Notes—Events of Default; Default; Limitation of Remedies” in the accompanying prospectus and “Risk Factors—Risks relating to the Senior Notes” in this prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of Lloyds Bank or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Bank or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes” in this prospectus supplement.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and Lloyds Bank Group.
Additional Issuances	We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of the same series as the Senior Notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. See “Description of the Senior Notes—Additional Issuances” in this prospectus supplement.
Tax Redemption	In the event of various tax law changes that require us to pay additional amounts and other limited circumstances as described under “Description of the Senior Notes—Tax Redemption” in this prospectus supplement and “Description of Debt Securities—Redemption of Senior Debt Securities” in the accompanying prospectus we may redeem all, but not less than all, of the Senior Notes prior to maturity.

Book-Entry Issuance, Settlement and Clearance	We will issue the Senior Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Senior Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes as described in the accompanying prospectus. Settlement of the Senior Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.
CUSIP
ISIN
Common Code
Listing and Trading	We intend to apply to list the Senior Notes on the New York Stock Exchange.
Trustee and Paying Agent	The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, acting through its London Branch and, having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial paying agent for the Senior Notes.
Timing and Delivery	We currently expect delivery of the Senior Notes to occur on or about August , 2019, which will be the fifth business day following the pricing of the Senior Notes (such settlement cycle being referred to as “T+5”). Under rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to trade Senior Notes on the date of pricing or the next two succeeding business days should consult their own advisors.
Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.
Joint Bookrunning Managers	Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc. and Wells Fargo Securities, LLC.
Conflict of Interest	A conflict of interest (as defined by Rule 5121 of FINRA) may exist as Lloyds Securities Inc., an affiliate of the Issuer, may participate in the distribution of the Senior Notes. For further information, see “Underwriting”.
Governing Law	The Senior Indenture (as defined below), the First Supplemental Indenture (as defined below) and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Senior Notes.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on our business, operations, financial condition or prospects and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the Senior Notes that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Senior Notes. In addition, each of the highlighted risks could adversely affect the trading price of the Senior Notes or the rights of investors under the Senior Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Senior Notes.

We believe that the factors described below as relating to the Senior Notes represent the principal risks inherent in investing in the Senior Notes, but we may be unable to pay interest, principal or other amounts on or in connection with the Senior Notes for other reasons and we do not represent that the statements below regarding the risks of holding the Senior Notes are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to Lloyds Bank plc

For a description of the risks associated with Lloyds Bank, see the section entitled “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein.

Risks relating to the Senior Notes

The Senior Notes are unsecured and are effectively subordinated to our secured indebtedness.

Our Senior Notes are unsecured, will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indenture relating to our Senior Notes does not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, to the extent we have granted security over our assets, the assets securing such indebtedness will be used to satisfy the obligations under such indebtedness before we can make payments on the Senior Notes. There may only be limited assets available to make payments on the Senior Notes in the event of an acceleration of the Senior Notes and we may not have sufficient assets to pay amounts due on any or all of our Senior Notes then outstanding.

An active trading market may not develop for the Senior Notes.

Prior to the offering, there was no existing trading market for the Senior Notes. We intend to apply for listing of the Senior Notes on the New York Stock Exchange. If, however, an active trading market does not develop or is not maintained, the market price and liquidity of the Senior Notes may be adversely affected. In that case, holders of the Senior Notes may not be able to sell Senior Notes at a particular time or may not be able to sell Senior Notes at a favorable price. The liquidity of any market for the Senior Notes will depend on a number of factors including:

•	the number of holders of the Senior Notes;

•	Lloyds Bank’s credit ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Senior Notes;

•	prevailing interest rates; and

•	the introduction of any financial transaction tax.

We cannot assure you that an active market for the Senior Notes will develop or, if developed, that it will continue.

Lloyds Bank’s credit ratings may not reflect all risks of an investment in the Senior Notes and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the Senior Notes.

Lloyds Bank’s credit ratings may not reflect the potential impact of all risks relating to the market values of the Senior Notes. However, real or anticipated changes in Lloyds Bank’s credit ratings will generally affect the market values of the Senior Notes. Credit rating agencies continually revise their ratings for companies that they follow, including Lloyds Bank, and as such, the credit rating of Lloyds Bank may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. Any ratings downgrade could adversely affect the trading prices of the Senior Notes or the trading markets for the Senior Notes to the extent trading markets for the Senior Notes develop, and any ratings improvement will not necessarily increase the value of the Senior Notes and will not reduce market risk and other investment risks related to the Senior Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the Senior Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the Senior Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Senior Notes), and (iii) are not recommendations to buy, sell or hold the Senior Notes.

We may redeem the Senior Notes at any time for certain tax reasons.

We may redeem the Senior Notes at any time in whole (but not in part) upon the occurrence of certain tax changes as described in this prospectus supplement and accompanying prospectus.

Holders cannot require us to redeem the Senior Notes early.

Holders have no right to require us to redeem the Senior Notes prior to the maturity date therefor.

Because the Senior Notes accrue interest at a fixed rate, the amount of interest payable on the Senior Notes on each fixed rate interest payment date may be below market interest rates.

Because interest payable on the Senior Notes accrues at a fixed rate, there can be no guarantee that the interest you will receive on one or more of the fixed rate interest payment dates will be equal to or greater than the market interest rates on such dates. Lloyds Bank does not have any control over a number of factors that may affect market interest rates, including economic, financial, and political events, such as the tightening of monetary policy, that are important in determining the existence, magnitude, and longevity of these risks and their results. You should have a view as to the applicable fixed interest rate on the Senior Notes and its level relative to market interest rates before investing.

Under the terms of the Senior Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action.”

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of Lloyds Bank or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Bank or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power. For more information, see “Description of the Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power”.

Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action.

The final text of the Bank Recovery and Resolution Directive (the “BRRD”), establishing a framework for the prevention, management and resolution of failing banks, was published in the Official Journal of the European Union on June 12, 2014 and entered into force on July 2, 2014, with Member States required to adopt necessary implementing measures under national law by no later than December 31, 2014. In the U.K., the Banking Reform Act 2013 made provision for certain aspects of the “bail-in” power and further legislation was enacted during 2014 in order to give full effect to the majority of the provisions of BRRD from January 1, 2015.

The stated aim of the BRRD is to provide authorities designated by Member States to apply the resolution tools and exercise the resolution powers set forth in the BRRD (the “resolution authorities”) with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The powers granted to resolution authorities under the BRRD include (but are not limited to) (i) a “write-down and conversion power” relating to Tier 1 and Tier 2 capital instruments and (ii) a “bail-in” power relating to eligible liabilities (including the Senior Notes). Such powers give resolution authorities the ability to write down or write off all or a portion of the claims of certain unsecured creditors of a failing institution or group and/or to convert certain debt claims into another security, including ordinary shares of the surviving Group entity, if any, which ordinary shares may also be subject to write-down or write-off. Such powers were implemented with effect from January 1, 2015.

The conditions for use of the bail-in power are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) having regard to timing and other relevant circumstances, it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of the bank to avoid the failure of the bank, (iii) the relevant U.K. resolution authority determines that it is necessary having regard to the public interest to exercise the bail-in power in the advancement of one of the statutory objectives of resolution and (iv) that one or more of those objectives would not be met to the same extent by the winding up of the bank. The BRRD, as implemented, contains certain other limited safeguards for creditors in specific circumstances which (a) in the case of the write-down and conversion power, may provide compensation to holders of the relevant capital instruments via the issue or transfer of ordinary shares of the bank or its parent undertaking in certain circumstances and (b) in the case of senior creditors (such as holders of the Senior Notes), aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

As a U.K. bank, we are subject to the “Special Resolution Regime” under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England, the Prudential Regulation Authority (the “PRA”), and the Financial Conduct Authority (the “FCA”) in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

In addition to the BRRD described above, it is possible that the exercise of other powers under the U.K. Banking Act, to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of holders of the Senior Notes, including through a material adverse effect on the price of the Senior Notes. The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect. In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of Senior Notes will be subject to bail-in is likely to be inherently unpredictable and may depend on a number of factors which may be outside of our control. This determination will also be made by the relevant U.K. resolution authority and there may be many factors, including factors not directly related to us or Lloyds Bank Group, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a U.K. bail-in power may occur which would result in a principal write-off or conversion to other securities, including equity. Moreover, as the criteria that the relevant U.K. resolution authority will be obliged to consider in exercising any U.K. bail-in power provide it with considerable discretion, holders of the Senior Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, Lloyds Bank Group and the Senior Notes. Potential investors in the Senior Notes should consider the risk that a holder may lose all of its investment, including the principal amount plus any accrued interest, if such statutory loss absorption measures are acted upon.

Holders of Senior Notes may have limited rights or no rights to challenge any decision of the relevant U.K. resolution authority to exercise the U.K. bail-in power or to have that decision reviewed by a judicial or administrative process or otherwise.

Accordingly, trading behavior in respect of the Senior Notes is not necessarily expected to follow the trading behavior associated with other types of securities that are not subject to such recovery and resolution powers. Potential investors in the Senior Notes should consider the risk that a holder of the Senior Notes may lose all of its investment, including the principal amount plus any accrued and unpaid interest, if such statutory loss absorption measures are acted upon or that the Senior Notes may be converted into ordinary shares. Further, the introduction or amendment of such recovery and resolution powers, and/or any implication or anticipation that they may be used, may have a significant adverse effect on the market price of the Senior Notes, even if such powers are not used.

Other powers contained in the Special Resolution Regime under the Banking Act may affect your rights under, and the value of your investment in, the Senior Notes.

The “Special Resolution Regime” under the Banking Act also includes powers to (a) transfer all or some of the securities issued by a U.K. bank or its parent, or all or some of the property, rights and liabilities of a U.K. bank or its parent (which would include the Senior Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership, or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the Bank of England); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a U.K. bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a U.K. bank or its parent and its group undertakings

(including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the U.K. bank to operate effectively.

The Banking Act also gives power to the U.K. government to make further amendments to the law for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Senior Notes, and the value of your Senior Notes may be affected by the exercise of any such powers or threat thereof.

The Senior Notes may not be a suitable investment for investors.

An investor should reach a decision to invest in the Senior Notes after carefully considering, in conjunction with his or her advisors, the suitability of the Senior Notes in light of his or her investment objectives and the other information set out in this prospectus supplement and the prospectus. Neither the Issuer nor the Underwriters makes any recommendation as to whether the Senior Notes are a suitable investment for any person.

There is no limit on the amount or type of further securities or indebtedness that Lloyds Bank may issue or incur.

There is no restriction on the amount of securities or other liabilities that Lloyds Bank may issue or incur and which rank pari passu with, the Senior Notes. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Senior Notes on a winding up of Lloyds Bank and may limit Lloyds Bank’s ability to meet its obligations under the Senior Notes.

The Senior Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The Senior Notes are our obligations but are not bank deposits. In the event of our insolvency, the Senior Notes will rank equally with our other unsecured obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund, or any other government agency.

Holders of the Senior Notes may find it difficult to enforce civil liabilities against Lloyds Bank’s directors or officers.

Lloyds Bank plc is incorporated as a public limited company and is registered in England and Wales and Lloyds Bank’s directors and officers reside outside of the United States. In addition, all or a substantial portion of Lloyds Bank’s assets are located outside of the United States. As a result, it may be difficult for holders of the Senior Notes to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the Senior Notes.

Use of Proceeds

The net proceeds from the sale of the Senior Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $                 , are estimated to be $                   . These proceeds will be used for general corporate purposes.

Capitalization of Lloyds Bank

Lloyds Bank’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at June 30, 2019 is set out in the report on Form 6-K dated July 31, 2019, which is incorporated by reference herein.

Description of the Senior Notes

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Senior Notes will be issued in an aggregate principal amount of $              and will mature on August          , 2022. From and including the date of issuance, interest will accrue on the Senior Notes at a rate of            % per annum. Interest will accrue on the Senior Notes from August           , 2019 and will be payable semi-annually in arrears on February          and August        of each year, commencing on February           , 2020. Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Interest on the Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture to be dated as of August        , 2019 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by an first supplemental indenture to be dated as of August          , 2019 (the “First Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on August            , 2019. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close with respect to the place or places where the principal of and any interest on the Senior Notes shall be payable.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” in the accompanying prospectus, no additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of Lloyds Bank or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Bank or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of Lloyds Bank.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that Lloyds Bank and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Limitation of Remedies

The applicable events of default and limitations of remedies which apply to the Senior Notes are described in the accompanying prospectus under “Description of Debt Securities— Events of Default; Default; Limitation of Remedies”.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of the same series as the Senior Notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

We may redeem Senior Notes in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after the issue date of the Senior Notes, one of the conditions for redemption described under “Description of Debt Securities—Redemption of Senior Debt Securities—Tax Redemption of Senior Debt Securities” in the accompanying prospectus has been satisfied.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by Lloyds Bank arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of a Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against Lloyds Bank is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to Lloyds Bank (or, in the event of winding-up or administration of Lloyds Bank, the liquidator or, as applicable, the administrator of Lloyds Bank) and accordingly such discharge will be deemed not to have taken place.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Indenture will survive such release, including but not limited to indemnification of the Trustee and its agents, and the satisfaction of any fees and expenses (including the fees of its counsel) due under the Indenture.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the First Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that Lloyds Bank and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the First Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain U.K. and U.S. Federal Tax Consequences

The following is a summary of the material U.K. and U.S. federal tax consequences of the ownership and disposition of the Senior Notes by a “U.S. holder” described below that is not connected with us for relevant tax purposes, that holds the Senior Notes as capital assets and that purchases them as part of the initial offering of the Senior Notes at their “issue price,” which will be equal to the first price to the public (not including bondhouses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Senior Notes is sold for money. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a Senior Note that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to U.S. holders subject to special rules, such as:

•	persons who are resident in the United Kingdom for U.K. tax purposes or who are domiciled or deemed to be domiciled in the United Kingdom;

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities that use the mark-to-market method of tax accounting;

•	persons holding Senior Notes as part of an integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	certain persons connected with us; or

•	persons carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom or otherwise holding Senior Notes in connection with a trade or business outside the United States.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding Senior Notes or a partner therein, you should consult your tax advisor as to your particular U.S. federal income tax consequences of holding and disposing of the Senior Notes.

The statements regarding U.K. and U.S. tax laws and practices set out below, including those regarding the U.K./U.S. double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and the Treaty as of the date hereof. They are subject to changes in those laws, practices and the Treaty, and any relevant judicial decision, after the date hereof, which may apply with retrospective effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder, including special tax accounting rules under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (which may require certain accrual-method taxpayers to accelerate income inclusions to conform their timing to their inclusions on applicable financial statements) and any alternative minimum tax or Medicare contribution tax consequences. Furthermore, this summary does not deal with the tax treatment of the Senior Notes following an exercise of U.K. bail-in power, nor does it address any U.S. state or local tax consequences or any federal tax considerations other than U.S. federal income tax considerations. You should satisfy yourself as to the tax consequences of the acquisition, ownership and disposition of the Senior Notes.

United Kingdom

Payments. Interest that we pay on the Senior Notes will be made without withholding for or deduction of U.K. income tax, provided that the Senior Notes are and remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 (the “Act”). The New York Stock Exchange is currently a recognised stock exchange for these purposes. The Senior Notes will be treated as listed on the New York Stock Exchange if they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the New York Stock Exchange.

Further, payments of interest by us may be made without withholding or deduction for or on account of U.K. income tax provided that we continue to be a bank within the meaning of Section 991 of the Act and the interest on the Senior Notes is paid in the ordinary course of our business within the meaning of Section 878 of the Act. In all other cases, an amount on account of U.K. income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding of U.K. income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If the Senior Notes are not listed on a recognized stock exchange and either (i) we cease to be a bank or (ii) the interest is not paid in the ordinary course of our business (in each case as described above), and such a direction is not given, we will be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Interest on the Senior Notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the Senior Notes are attributable (or in the case of a corporate U.S. holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the Senior Notes are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Disposal (including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a Senior Note, be liable for U.K. taxation on gains realized, unless at the relevant time the U.S. holder is resident for tax purposes in the U.K., carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the Senior Notes are attributable or, in the case of a corporate U.S. holder, if the U.S. holder carries on a trade in the U.K. through a permanent establishment in the U.K. to which the Senior Notes are attributable.

A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the U.K. for a period of five years or less before again becoming resident for tax purposes in the U.K. and who disposes of a Senior Note during that period may be liable to U.K. tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

A U.S. holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a Senior Note, be subject to any U.K. income tax charge on accrued but unpaid payments of interest, unless the U.S. holder at any time in the relevant tax year was resident in the U.K. or carried on a trade, profession or vocation in the United Kingdom through a branch or agency to which the Senior Note is attributable.

Annual Tax Charges. Corporate U.S. holders who are not resident in the U.K. and do not carry on a trade in the U.K. through a permanent establishment in the U.K. to which the Senior Notes are attributable will not be liable to U.K. tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Senior Notes.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”). No U.K. stamp duty should be payable on the issue of the Senior Notes into a clearance service or depositary receipt arrangement.

U.K. SDRT may arise on the issue, and U.K. SDRT or U.K. stamp duty may arise on the transfer, of the Senior Notes into a clearance service or depositary receipt arrangement, in each case at a rate of 1.5%. However, following litigation, HMRC have confirmed that it will not collect such SDRT on the issue, or (where integral to the raising of capital) the transfer, of the Senior Notes into a clearance service or depositary receipt arrangement on the basis that the charge is not compatible with European law, provided that the Senior Notes comprise loans raised by the issue of debentures or other negotiable securities for the purposes of Article 5(2)(b) of the Capital Duty Directive (2008/7/EC).

No U.K. stamp duty should be required to be paid on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement provided that no instrument is used to effect the transfer. No U.K. SDRT should be payable on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement provided that no election has been made under which the alternative system of charge (as provided for in section 97A Finance Act 1986) applies to the Senior Notes.

No U.K. stamp duty or SDRT should be payable on the redemption of the Senior Notes.

United States

The Senior Notes should be treated as debt instruments for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Interest. Interest on the Senior Notes (including U.K. tax withheld, if any) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. Interest income from the Senior Notes (including any U.K. tax withheld) will constitute foreign-source income, which may be relevant to a U.S. holder in calculating the U.S. holder’s foreign tax credit limitation.

Sale, Exchange or Redemption. A U.S. holder will, upon sale, exchange or redemption of a Senior Note, generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest, which will be treated as ordinary interest income, as described in “—Interest” above) and the U.S. holder’s tax basis in the Senior Note. Any gain or loss will generally be U.S.-source capital gain or loss and will be treated as long-term capital gain or loss if the Senior Note has been held for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information returns may be filed with the Internal Revenue Service in connection with payments on the Senior Notes and the proceeds from a sale or other disposition of the Senior Notes. A U.S. holder may be subject to backup withholding on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. holders who are individuals (and certain specified entities) may be required to report information relating to non-U.S. accounts through which they hold their Senior Notes. U.S. holders should consult their tax advisers regarding their reporting obligations with respect to the Senior Notes.

Proposed financial transactions tax (“FTT”)

The European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Estonia, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (excluding Estonia, the “participating Member States”). However, Estonia has since stated that it will not participate. The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Senior Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Senior Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and the scope and timing of any such tax is uncertain. Based on recent public statements, the participating Member States are considering a proposal that would reduce the scope of the FTT and would only concern certain listed shares. This proposal remains subject to change until final approval. Additional EU Member States may decide to participate. Prospective holders of the Senior Notes are advised to seek their own professional advice in relation to the FTT.

Underwriting

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Senior Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally and not jointly agreed to purchase the respective principal amounts of the Senior Notes indicated opposite such Underwriter’s name in the following tables.

Underwriters	Principal Amount of Senior Notes
Citigroup Global Markets Inc.	$
J.P. Morgan Securities LLC	$
Lloyds Securities Inc.	$
Wells Fargo Securities, LLC	$
Total	$

The Underwriters propose to offer the Senior Notes directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement. The underwriting agreement and the pricing agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all of the Senior Notes offered by this prospectus supplement if any are purchased. The offering of the Senior Notes by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

Conflicts of Interest

Lloyds Securities Inc., one of the Underwriters is an affiliate of the Issuer. Any distribution of the Senior Notes offered hereby will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which requires that, among other things, Lloyds Securities Inc. will not participate in the distribution of an offering of Senior Notes unless the Senior Notes are investment grade rated (within the meaning of Rule 5121) or are Senior Notes in the same series that have equal rights and obligations as investment grade rated securities or unless another exemption provided by Rule 5121 is applicable.

Matters Relating to the Initial Offering and Market-Making Resales

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange. The Senior Notes is a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Senior Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Senior Notes.

In this prospectus supplement, the term “the offering” means the initial offering of the Senior Notes made in connection with their original issuance and not any subsequent resales of Senior Notes in market-making transactions.

The Senior Notes will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream Luxembourg). The CUSIP number for the Senior Notes is          , the ISIN is           and the Common Code is             .

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Senior Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Senior Notes (such settlement cycle being referred to as “T+5)”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to trade Senior Notes on the date of pricing or the next two succeeding business days should consult their own advisors.

Market-Making Resales by Affiliates

This prospectus may be used by Lloyds Securities Inc. in connection with offers and sales of the Senior Notes in market-making transactions. In a market-making transaction, Lloyds Securities Inc. may resell a Senior Note it acquires from other holders, after the original offering and sale of the Senior Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Lloyds Securities Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Lloyds Securities Inc. acts as principal, or as agent for both counterparties in a transaction in which Lloyds Securities Inc. does not act as principal. Lloyds Securities Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Issuer may also engage in transaction of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Senior Notes described in this prospectus supplement. This amount does not include Senior Notes sold in market-making transactions. The latter include Senior Notes to be issued after the date of this prospectus, as well as Senior Notes previously issued.

We do not expect to receive any direct proceeds from market-making transactions. We do not expect that Lloyds Securities Inc. or any other affiliate that engages in these transactions will pay any direct proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent inform you in your confirmation of sale that your Senior Note is being purchased in its original offering and sale, you may assume that you are purchasing your Senior Note in a market-making transaction.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Senior Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Senior Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Senior Notes while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Senior Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such short positions could adversely affect future trading prices of the Senior Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

PRIIPs Regulation / Prohibition of sales to EEA retail investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Senior Notes to any retail investor in the EEA. For the purposes of this provision the expression “retail investor” means a person who is one (or both) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Canada

The Senior Notes may be sold only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

Each Underwriter has represented and agreed that, in connection with the distribution of the Senior Notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of such Senior Notes in circumstances in which section 21(1) of the FSMA does not apply to Lloyds Bank and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

Republic of Italy

The offering of the Senior Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Senior Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Senior Notes be distributed in the Republic of Italy, except:

(i)	to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter (b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (“Regulation No. 11971”) and by Article 35, first paragraph, letter (d) of CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time (“Regulation No. 20307”); or

(ii)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of the Senior Notes or distribution of copies of this Prospectus Supplement or any other document relating to the Senior Notes in the Republic of Italy under (i) or (ii) above must:

(a)	be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, Regulation No. 20307 and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)	comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Hong Kong

Each Underwriter has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Senior Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Senior Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, each Underwriter has represented and agreed that it has not offered or sold and will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each Underwriter has acknowledged that this Prospectus Supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the Senior Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each Underwriter has represented and agreed that it has not offered or sold any Senior Notes or caused such Senior Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Senior Notes or cause such Senior Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Senior Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Any reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Expenses of the Offering

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $              , as follows:

Fees	Amount
SEC registration fee	$
Trustee and Paying Agent fees	$
Legal fees and expenses	$
Total	$

All amounts are estimated except the SEC registration fee.

Legal Opinions

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the Senior Notes. Our English solicitors, Linklaters LLP, will pass upon certain matters of English law relating to the validity of the Senior Notes. Allen & Overy LLP, United States counsel for the underwriters, will pass upon certain United States legal matters for the underwriters.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report of Lloyds Bank plc on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Lloyds Bank plc

$                       % Senior Notes due 2022

PROSPECTUS SUPPLEMENT

(to prospectus dated July 31, 2019)

Joint Bookrunning Managers

Citigroup	J.P. Morgan	Lloyds Securities	Wells Fargo Securities

PROSPECTUS

LLOYDS BANK plc
DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described herein and in the applicable prospectus supplement for such debt securities.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 31, 2019.

TABLE OF CONTENTS

____________________

Page

ABOUT THIS PROSPECTUS	2
USE OF PROCEEDS	2
LLOYDS BANK PLC	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES	11
PLAN OF DISTRIBUTION	16
LEGAL OPINIONS	17
EXPERTS	17
ENFORCEMENT OF CIVIL LIABILITIES	17
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF DOCUMENTS BY REFERENCE	18
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	19

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities we may offer, which we also refer to as the “securities”. Each time we sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before purchasing any securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Lloyds Bank plc and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “the Bank” and “Lloyds Bank” refer to Lloyds Bank plc; the term “Lloyds Bank Group” refers to Lloyds Bank plc, together with its subsidiaries and associated undertakings from time to time; the term “LBG” refers to Lloyds Banking Group plc; the term “Group” refers to Lloyds Banking Group plc, together with its subsidiary and associated undertakings from time to time; and the terms “we”, “our” and “us” refer to Lloyds Bank plc as issuer of the securities.

Lloyds Bank publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used for the general corporate purposes of the Bank.

LLOYDS BANK PLC

Lloyds Bank plc was incorporated under the laws of England and Wales on April 20, 1865 (registration number 2065). Lloyds Bank’s registered office is at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500. Lloyds Bank is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority (“FCA”) and the PRA. Lloyds Bank is a wholly owned subsidiary of LBG.

Lloyds Bank Group provides a wide range of banking and financial services in the UK and in certain locations overseas. Lloyds Bank Group’s activities are organised into two financial reporting segments: Retail and Commercial Banking. Retail offers a broad range of financial service products, including current accounts, savings, mortgages, credit cards, motor finance and unsecured loans to personal and business banking customers. Commercial Banking, through  its four client facing segments – SME, Mid Markets, Global Corporates and Financial Institutions, provides clients with a range of products and services such as lending, transactional banking, working capital management, risk management and debt capital markets services.

The Bank maintains a website at www.lloydsbank.com.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities issued by Lloyds Bank. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indenture under which we will issue the debt securities, which has been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities that may be issued by Lloyds Bank. Senior debt securities will be issued under a senior debt indenture, which is a contract between Lloyds Bank and The Bank of New York Mellon, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•	their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	their maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred;

•	whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities;

•	the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any repurchase or sinking fund provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;

•	whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;

•	any listing on a securities exchange; and

•	any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities. We may sell debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Debt securities may bear interest at a fixed rate or a floating rate.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and interest on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

•	except in the case of a winding-up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•	in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.

Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;

•	the relevant regular record date or special record date;

•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;

•	the redemption price;

•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;

•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default (as such term is defined below);

•	modify the terms of our obligations in respect of the due and punctual payments of the amounts due and payable on the senior debt securities in a manner adverse to the holders; or

•	modify any of the above requirements.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	Lloyds Bank does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to Lloyds Bank requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, Lloyds Bank delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, Lloyds Bank or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to Lloyds Bank require Lloyds Bank to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case Lloyds Bank will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to Lloyds Bank informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•	Lloyds Bank defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of Lloyds Bank (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against Lloyds Bank to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against Lloyds Bank whether before or during the winding-up of Lloyds Bank.

Events of Default and Defaults–General

Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to Lloyds Bank and the trustee of a declaration described in “—Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, with respect to the series, except a Senior Debt Security Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default known to it, unless the Senior Debt Security Event of Default has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume the obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. In such case, all of the direct obligations under the debt securities of the series and the indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is organized for “U.K. taxing jurisdiction”. However, if Lloyds Bank in its capacity as a guarantor makes payments under such guarantee, Lloyds Bank shall also be required to pay additional amounts with respect to any taxes required to be withheld or deducted by any U.K. taxing jurisdiction from any payment under such guarantee subject to the exceptions described under the heading “—Additional Amounts” above (with any necessary modifications). The subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption of Senior Debt Securities” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of organization which occurs after the date of the assumption. In the case of an assumption, the subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption of Senior Debt Securities” above if Lloyds Bank needs to pay additional amounts on payments under the guarantee as a result of any change to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of a U.K. taxing jurisdiction which occurs after the issue date.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of senior debt securities, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. Lloyds Bank, the Lloyds Bank Group and certain members of the Lloyds Bank Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities.

Consent to Service of Process

Under the indenture, Lloyds Bank irrevocably designates Stephen J. Dolmatch, Chief Legal Officer, North America, Lloyds Bank Corporate Markets (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and Lloyds Bank irrevocably submits to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities under the terms of the indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indenture. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indenture or the debt securities.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or to receive or make a payment or delivery of the debt securities on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indenture permits us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities or of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers and also may sell all or part of such senior debt securities directly to other purchasers or through agents.

The distribution of the senior debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of senior debt securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell senior debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of senior debt securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of senior debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of senior debt securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any senior debt securities or any investments representing senior debt securities of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of senior debt securities or any investments representing senior debt securities of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of senior debt securities or any investments representing senior debt securities of any series will represent and agree that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the senior debt securities or any investments representing senior debt securities of such series in, from or otherwise involving the U.K.; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the senior debt securities or any investments representing the senior debt securities (including without limitation the registration statement, the prospectus or any preliminary prospectus) in circumstances in which Section 21(1) of the FSMA would not, if Lloyds Bank was not an authorized person, apply to Lloyds Bank as the issuer of the senior debt securities.

Each new series of senior debt securities will be a new issue of senior debt securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those senior debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in senior debt securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of senior debt securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of senior debt securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of senior debt securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Following the initial distribution of any of these senior debt securities, affiliates of ours may offer and sell these senior debt securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these senior debt securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase senior debt securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws and New York law. Our English counsel, Linklaters LLP, will pass upon the validity under English law of the debt securities issued by Lloyds Bank.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

Lloyds Bank is a public limited company incorporated and registered in England. All of Lloyds Bank’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of Lloyds Bank’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon Lloyds Bank or those persons or (ii) to enforce against Lloyds Bank or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English counsel, Linklaters LLP (as to English law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in England.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

Lloyds Bank is subject to the informational requirements of the Exchange Act and in accordance therewith, Lloyds Bank files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States on which certain of Lloyds Bank’s securities are listed.

We will provide the trustee with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee will mail the reports to all record holders of the debt securities. In addition, we will provide the trustee with all notices of meetings at which holders of debt securities are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indenture and our Articles of Association have also been filed. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) Lloyds Bank’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on July 31, 2019, (ii) the Lloyds Bank’s report on Form 6-K filed with SEC on July 31, 2019 disclosing capitalization as at June 30, 2019 and (iii) the Lloyds Bank’s report on Form 6-K filed with SEC on July 31, 2019 disclosing interim results for the six months ended June 30, 2019. We also incorporate by reference all subsequent Lloyds Bank Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect”, “estimate”, “project”, “anticipate”, “believes”, “should”, “could”, “intend”, “plan”, “probability”, “risk”, “target”, “goal”, “objective”, “may”, “endeavor”, “outlook”, “optimistic”, “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

Examples of such forward looking statements include, but are not limited to: projections or expectations of the Lloyds Bank Group’s future financial position including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (“RWAs”), expenditures or any other financial items or ratios; litigation, regulatory and governmental investigations; the Lloyds Bank Group’s future financial performance; the level and extent of future impairments and write-downs; statements of plans, objectives or goals of the Lloyds Bank Group or its management including in respect of statements about the future business and economic environments in the U.K. and elsewhere including, but not limited to, future trends in interest rates, foreign exchange rates, credit and equity market levels and demographic developments; statements about competition, regulation, disposals and consolidation or technological developments in the financial services industry; and statements of assumptions underlying such statements.

Factors that could cause actual business, strategy, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward-looking statements made by the Lloyds Bank Group or on its behalf include, but are not limited to: general economic and business conditions in the U.K. and internationally; market related trends and developments; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; the ability to access sufficient sources of capital, liquidity and funding when required; changes to the Lloyds Bank Group’s or LBG’s credit ratings; the ability to derive cost savings and other benefits including, but without limitation as a result of any acquisitions, disposals and other strategic transactions; the ability to achieve strategic objectives; changing customer behavior including consumer spending, saving and borrowing habits; changes to borrower or counterparty credit quality; concentration of financial exposure; management and monitoring of conduct risk; instability in the global financial markets, including Eurozone instability, instability as a result of uncertainty surrounding the exit by the U.K. from the European Union (“EU”) and as a result of such exit and the potential for other countries to exit the EU or the Eurozone and the impact of any sovereign credit rating downgrade or other sovereign financial issues; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; natural, pandemic and other disasters, adverse weather and similar contingencies outside the Lloyds Bank Group’s or Lloyds Banking Group’s control; inadequate or failed internal or external processes or systems; acts of war, other acts of hostility, terrorist acts and responses to those acts, geopolitical, pandemic or other such events; risks related to climate change; changes in laws, regulations, practices and accounting standards or taxation, including as a result of the exit by the U.K. from the EU, or a further possible referendum on Scottish independence; changes to regulatory capital or liquidity requirements and similar contingencies outside the Lloyds Bank Group’s or LBG’s control; the policies, decisions and actions of governmental or regulatory authorities or courts in the U.K., the EU, the United States or elsewhere including the implementation and interpretation of key legislation and regulation together with any resulting impact on the future structure of the Lloyds Bank Group; the transition from IBORs to alternative reference rates; the ability to attract and retain senior management and other employees and meet its diversity objectives; actions or omissions by the Lloyds Bank Group’s directors, management or employees including industrial action; changes to the Lloyds Bank Group’s post- retirement defined benefit scheme obligations; the extent of any future impairment charges or write-downs caused by, but not limited to, depressed asset valuations, market disruptions and illiquid markets; the value and effectiveness of any credit protection purchased by the Lloyds Bank Group; the inability to hedge certain risks economically; the adequacy of loss reserves; the actions of competitors, including non-bank financial services, lending companies and digital innovators and disruptive technologies; and exposure to regulatory or competition scrutiny, legal, regulatory or competition proceedings, investigations or complaints.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in Lloyds Bank’s Form 20-F filed on July 31, 2019 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.